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                                                                Exhibit 10.11

                       ADDENDUM TO THE EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
               POLAND COMMUNICATIONS, INC. AND PRZEMYSLAW SZMYT
                          EFFECTIVE FEBRUARY 7, 1997
           AND ASSUMED BY @ENTERTAINMENT, INC. AS OF JUNE 20, 1997

     Pursuant to Section 1.C. of the agreement by and between Poland Communications, Inc. and Przemyslaw Szmyt effective February 7, 1997 and assumed by @Entertainment, Inc. as of June 20, 1997, the Base Salary of Mr. Szmyt shall be $180,000. This addendum shall be effective as of January 1, 1998.

/s/ Robert E. Fowler III
------------------------
Robert E. Fowler III
Chief Executive Officer
@Entertainment, Inc.


/s/ Przemyslaw Szmyt
------------------------
Przemyslaw Szmyt